CHANG LEE LLP
CHARTERED ACCOUNTANTS
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                                                         505 - 815 Hornby Street
                                                         Vancouver, B.C, V6Z 2E6
                                                              Tel:  604-687-3776
                                                               Fax: 604-688-3373
                                                    E-mail: info@changleellp.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use of our report dated April 16, 2008, with respect to the balance sheets of AMP Productions, Ltd. as at March 31, 2008 and 2007 and the related statements of stockholders' equity, operations and cash flows for the years ended March 31, 2008 and 2007, and from February 27, 2003 (date of inception) to March 31, 2008, included in the filing of the registration
Statement  Form  S-1,  dated  September  1,  2008.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.






Vancouver,  Canada                                            "Chang Lee LLP"
September  1,  2008                                       Chartered  Accountants